UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)  February 16, 2005
                                                       -------------------------

                                 Footstar, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

             1-11681                           22-3439443
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    (Commission File Number)        (IRS Employer Identification No.)

     933 MacArthur Boulevard
        Mahwah New Jersey                                07430
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(Address of Principal Executive Offices)              (Zip Code)

                                 (201) 934-2000
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On February 16, 2006, Footstar, Inc. (the "Company") entered into an Agreement and General Release (the "Agreement") with Stephen R. Wilson. Pursuant to the Agreement, Mr. Wilson's employment with the Company as its Executive Vice President and Chief Administrative Officer was terminated as of February 6, 2006.

           Subject to the terms of the Agreement, the Company will, in one lump sum, pay Mr. Wilson (i) $557,500 under the Key Employment Benefit Plan of the Company and (ii) $1,003,500 representing severance benefits of 78 weeks of wages and annualized target bonus in effect in May 2004 (collectively, the "Payment"). Mr. Wilson shall have ninety days following the date the Payment is made to exercise his stock options pursuant to the terms of such options. Mr. Wilson shall not be eligible for any additional stock option grants and shall forfeit any stock options not then exercised. Mr. Wilson shall receive as soon as practicable after February 6, 2006 100% of his deferred vested shares. Mr. Wilson shall also be permitted to continue to participate in the medical and dental plans of the Company for a period of eighteen months following the date of his separation, subject to the availability of coverage as a result of new employment of Mr. Wilson. Mr. Wilson shall not be permitted to make contributions to his 401(k) account after February 6, 2006. The Company will provide outplacement services for Mr. Wilson for a period of eighteen months from the date of his separation.

           In consideration for the Payment and other provisions under the Agreement, Mr. Wilson released and discharged the Company and its representatives, agents, predecessors, successors, parent companies, subsidiaries, affiliates, principals and insurers (and their current and former officers, directors, employees, agents, shareholders, successors and assigns), and any and all employee benefit plans (and any fiduciary of such plans) sponsored by any of them, and all other persons, firms or corporations who might be claimed to be liable to Mr. Wilson from any and all claims, actions, causes of action, losses, damages, which Mr. Wilson now has or may later discover or which may hereafter exist against them, or any of them, in connection with or arising directly or indirectly out of or in any way related to any and all matters, transactions, events or other things occurring prior to the effective date of the Agreement, including those arising out of or in connection with Mr. Wilson's employment or employment agreement with the Company or arising out of events, facts or circumstances which either preceded, flowed from or followed the cessation of Mr. Wilson's employment with the Company, or which occurred during the course of Mr. Wilson's employment with the Company or incidental thereto, and including but not limited to any arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination In Employment Act of 1967, as amended; the Civil Rights Act of 1991, as amended; the Employee Retirement Income Security Act of 1964, as amended; the Family and Medical Leave Act, as amended; 42 U.S.C. Sections 1981 through 1988; CEPA (N.J.S.A. 34:19-1 et ..seq.); the Occupational Safety and Health Act; the Worker Adjustment and Retraining Notification Act; the American's with Disabilities Act; the Fair Credit Reporting Act; the Immigration Reform Control Act; the National Labor Relations Act; or under any other federal, state or local civil or human rights law or any other local, state or federal law, ordinance and regulation, or under any public policy, contract, tort or common law.

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
           The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits.

10.1 Agreement and General Release between the Company and Stephen R. Wilson dated February 16, 2006



















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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 22, 2005
                                       FOOTSTAR, INC.


                                       By:  /s/ Maureen Richards
                                           -------------------------------------
                                           Maureen Richards
                                           Senior Vice President, General
                                           Counsel and Corporate Secretary

















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
                                  EXHIBIT INDEX



     Exhibit No.                    Description
     -----------                    -----------

       10.1 Agreement and General Release between the Company and Stephen R. Wilson dated February 16, 2006













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